Exhibit 5

DEPOSIT AGREEMENT
among
THE GOLDMAN SACHS GROUP, INC.,
JPMORGAN CHASE BANK, N.A.
as Depositary,
and
THE HOLDERS FROM TIME TO TIME OF
THE DEPOSITARY RECEIPTS DESCRIBED HEREIN
Dated as of October 21, 2005

TABLE OF CONTENTS

		Page
	ARTICLE I

	Defined terms

Section 1.1.	Definitions.	1

	ARTICLE II

Form of Receipts, Deposit of Stock, Execution and Delivery, Transfer, Surrender and Redemption of Receipts

Section 2.1.	Form and Transfer of Receipts.	3

Section 2.2.	Deposit of Stock; Execution and Delivery of Receipts in Respect Thereof.	4

Section 2.3.	Registration of Transfer of Receipts.	5

Section 2.4.	Split-ups and Combinations of Receipts; Surrender of Receipts and Withdrawal of Stock.	6

Section 2.5.	Limitations on Execution and Delivery, Transfer, Surrender and Exchange of Receipts.	7

Section 2.6.	Lost Receipts, etc.	7

Section 2.7.	Cancellation and Destruction of Surrendered Receipts.	8

Section 2.8.	Redemption of Stock.	8

Section 2.9.	Receipts Issuable in Global Registered Form.	9

	ARTICLE III

	Certain Obligations of Holders of Receipts and the Company

Section 3.1.	Filing Proofs, Certificates and Other Information.	11

Section 3.2.	Payment of Taxes or Other Governmental Charges.	11

Section 3.3.	Warranty as to Stock.	11

Section 3.4.	Warranty as to Receipts.	11
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     DEPOSIT AGREEMENT dated as of October 21, 2005, among (i) THE GOLDMAN SACHS GROUP, INC., a Delaware corporation, (ii) JPMorgan Chase Bank, N.A., a national banking association formed under the laws of the United States, and (iii) the holders from time to time of the Receipts described herein.
     WHEREAS, it is desired to provide, as hereinafter set forth in this Deposit Agreement, for the deposit of shares of different series of Preferred Stock of the Company from time to time with the Depositary for the purposes set forth in this Deposit Agreement and for the issuance hereunder of Receipts evidencing Depositary Shares in respect of the Stock of each series so deposited; and
     WHEREAS, the Receipts are to be substantially in the form of Exhibit A annexed hereto, with appropriate insertions, modifications and omissions, as hereinafter provided in this Deposit Agreement;
     NOW, THEREFORE, in consideration of the premises, the parties hereto agree as follows:
ARTICLE I
Defined terms
     Section 1.1. Definitions.
     The following definitions shall for all purposes, unless otherwise indicated, apply to the respective terms used in this Deposit Agreement:
     “Certificate” shall mean the relevant Certificate of Designations filed with the Secretary of State of the State of Delaware establishing a series of Stock as a series of preferred stock of the Company.
     “Company” shall mean The Goldman Sachs Group, Inc., a Delaware corporation, and its successors.
     “Deposit Agreement” shall mean this Deposit Agreement, as amended or supplemented from time to time in accordance with the terms hereof.
     “Depositary” shall mean JPMorgan Chase Bank, N.A., and any successor as Depositary hereunder.
     “Depositary Shares” shall mean, with respect to each series of Stock, the depositary shares, each representing, unless otherwise set forth in the Certificate, one-one thousandth of one share of Stock of such series and evidenced by a Receipt with respect to such series.
     “Depositary’s Agent” shall mean an agent appointed by the Depositary pursuant to Section 7.5.

     “Depositary’s Office” shall mean the principal office of the Depositary, at which at any particular time its depositary receipt business shall be administered.
     “Exchange Event” means with respect to the Global Registered Receipt of any series:
     (1) (A) the Global Receipt Depository which is the holder of such Global Registered Receipt or Receipts notifies the Company that it is no longer willing or able to properly discharge its responsibilities under the Letter of Representations applicable to such series or that it is no longer eligible or in good standing under the Securities Exchange Act of 1934, as amended, and (B) the Company has not appointed a qualified successor Global Receipt Depository with respect to such series within ninety (90) calendar days after the Company received such notice, or
     (2) the Company in its sole discretion notifies the Depositary in writing that the Receipts of a particular series or series or portions thereof issued or issuable in the form of one or more Global Registered Receipts shall no longer be represented by such Global Receipt or Receipts.
     “Global Receipt Depository” means, unless otherwise set forth on the Officer’s Certificate delivered pursuant to Section 2.2 hereof with respect to a particular series of Stock, with respect to any Receipt of any series issued hereunder The Depository Trust Company (“DTC”) or such other successor entity designated as Global Receipt Depository by the Company in or pursuant to this Deposit Agreement, which Person must be, to the extent required by any applicable law or regulation, a clearing agency registered under the Securities Exchange Act of 1934, as amended.
     “Global Registered Receipts” means, with respect to each series of Depositary Shares, a global registered Receipt registered in the name of a nominee of the Global Receipt Depositary.
     “Letter of Representations” means, with respect to any series of Stock, the applicable agreement among the Company, the Depositary and a Global Receipt Depository with respect to such Global Receipt Depository’s rights and obligations with respect to such series of Global Registered Receipts, as the same may be amended, supplemented, restated or otherwise modified from time to time and any successor agreement thereto.
     “Officer’s Certificate” means a certificate in substantially the form set forth as Exhibit B hereto, which is signed by an officer of the Company and which shall include the terms and conditions of a series of Stock to be issued by the Company and deposited with the Depositary from time to time in accordance with the terms hereof.
     “Receipt” shall mean, with respect to each series of Stock, one of the depositary receipts, substantially in the form set forth as Exhibit A hereto, issued hereunder, whether in definitive or temporary form and evidencing the number of Depositary Shares with respect to such series of Stock held of record by the record holder of such Depositary Shares.
     “record holder” or “holder” as applied to a Receipt of a particular series shall mean the person in whose name such Receipt is registered on the books of the Depositary maintained for such purpose.
     “Registrar” shall mean with respect to each series of Stock, unless otherwise set forth on the Officer’s Certificate delivered pursuant to Section 2.2 hereof with respect to a particular series of Stock, the Depositary or such other successor bank or trust company which shall be appointed by the Company to register ownership and transfers of Receipts of such series as herein provided and if a successor Registrar shall be so appointed, references herein to “the books” of or maintained by the Depository shall be deemed, as applicable, to refer as well to the register maintained by such Registrar for such purpose.
     “Securities Act” shall mean the Securities Act of 1933, as amended.
     “Stock” shall mean, with respect to each series thereof, such shares of the Company’s Preferred Stock, designated in the applicable Certificate for such series and described in the Officer’s Certificate delivered pursuant to Section 2.2 hereof with respect to such particular series of Stock.
ARTICLE II
Form of Receipts, Deposit of Stock,
Execution and Delivery, Transfer,
Surrender and Redemption of Receipts
     Section 2.1. Form and Transfer of Receipts.
     Definitive Receipts with respect to each series shall be engraved or printed or lithographed on steel-engraved borders, with appropriate insertions, modifications and omissions, as hereinafter provided. Pending the preparation of definitive Receipts, the Depositary, upon the written order of the Company, delivered in compliance with Section 2.2, shall execute and deliver temporary Receipts for such series which are printed, lithographed, typewritten, mimeographed or otherwise substantially of the tenor of the definitive Receipts in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the persons executing such Receipts may determine, as evidenced by their execution of such Receipts. If temporary Receipts are issued, the Company and the Depositary will cause definitive Receipts to be prepared without unreasonable delay. After the preparation of definitive Receipts, the temporary Receipts of a particular series shall be exchangeable for definitive Receipts of such series upon surrender of the temporary Receipts of such series at an office described in the penultimate paragraph of Section 2.2, without charge to the holder. Upon surrender for cancellation of any one or more temporary Receipts of a particular series, the

Depositary shall execute and deliver in exchange therefor definitive Receipts representing the same number of Depositary Shares of such series as represented by the surrendered temporary Receipt or Receipts. Such exchange shall be made at the Company’s expense and without any charge therefor. Until so exchanged, the temporary Receipts of a series shall in all respects be entitled to the same benefits under this Agreement, and with respect to the Stock, as definitive Receipts of such series.
     Receipts shall be executed by the Depositary by the manual signature of a duly authorized officer of the Depositary; provided, that such signature may be a facsimile if a Registrar for the Receipts (other than the Depositary) shall have been appointed and such Receipts are countersigned by a duly authorized officer of the Registrar. No Receipt shall be entitled to any benefits under this Deposit Agreement or be valid or obligatory for any purpose unless it shall have been executed manually by a duly authorized officer of the Depositary or, if a Registrar for the Receipts (other than the Depositary) shall have been appointed, by manual or facsimile signature of a duly authorized officer of the Depositary and countersigned by a duly authorized officer of such Registrar. The Depositary shall record on its books each Receipt so signed and delivered as hereinafter provided.
     Receipts of any particular series shall be in denominations of any number of whole Depositary Shares of such series.
     Receipts of a particular series may be endorsed with or have incorporated in the text thereof such legends or recitals or changes not inconsistent with the provisions of this Deposit Agreement all as may be required by the Depositary and approved by the Company or required to comply with any applicable law or any regulation thereunder or with the rules and regulations of any securities exchange upon which the Stock of such series, the Depositary Shares of such series or the Receipts of such series may be listed or to conform with any usage with respect thereto, or to indicate any special limitations or restrictions to which any particular Receipts of a particular series are subject.
     Title to Depositary Shares of a particular series evidenced by a Receipt which is properly endorsed or accompanied by a properly executed instrument of transfer, shall be transferable by delivery with the same effect as in the case of a negotiable instrument; provided, however, that until transfer of any particular Receipt shall be registered on the books of the Depositary as provided in Section 2.3, the Depositary may, notwithstanding any notice to the contrary, treat the record holder thereof at such time as the absolute owner thereof for the purpose of determining the person entitled to distributions of dividends or other distributions or to any notice provided for in this Deposit Agreement and for all other purposes.
Section 2.2. Deposit of Stock; Execution and Delivery of Receipts in Respect Thereof.
     Subject to the terms and conditions of this Deposit Agreement, the Company may from time to time deposit shares of Stock of a particular series under this Deposit Agreement by delivery to the Depositary of a certificate or certificates for such Stock of such series to be deposited, properly endorsed or accompanied, if required by the Depositary, by a duly executed instrument of transfer or endorsement, in form satisfactory to the Depositary, together with all such certifications as may be required by the Depositary in accordance with the provisions of this Deposit Agreement, and together with an executed Officer’s Certificate together with an attached Certificate of Designations that includes a description of the Stock of such series together with all other information required to be set forth therein, and together with a written order of the Company directing the Depositary to execute and deliver to, or upon the written order of, the person or persons stated in such order a Receipt or Receipts with respect to such series evidencing in the aggregate the number of Depositary Shares representing such deposited Stock of such series. Each Officer’s Certificate delivered to the Depositary in accordance with the terms of this Deposit Agreement shall be deemed to be incorporated into this Deposit Agreement and shall be binding on the Company, the Depositary and the holders of Receipts of such series to which such Officer’s Certificate relates.
     Deposited Stock shall be held by the Depositary at the Depositary’s Office or at such other place or places as the Depositary shall determine. The Depositary shall not lend any Stock deposited hereunder.
     Upon receipt by the Depositary of a certificate or certificates for Stock of a particular series deposited in accordance with the provisions of this Section, together with the other documents required as above specified, and upon recordation of the Stock of such series on the books of the Company (or its duly appointed transfer agent) in the name of the Depositary or its nominee, the Depositary, subject to the terms and conditions of this Deposit Agreement, shall execute and deliver to or upon the order of the person or persons named in the written order delivered to the Depositary referred to in the first paragraph of this Section, a Receipt or Receipts evidencing in the aggregate the number of Depositary Shares representing the Stock of such series so deposited and registered in such name or names as may be requested by such person or persons. The Depositary shall execute and deliver such Receipt or Receipts at the Depositary’s Office or such other offices, if any, as the Depositary may designate. Delivery at other offices shall be at the risk and expense of the person requesting such delivery.
Section 2.3. Registration of Transfer of Receipts.
     Subject to the terms and conditions of this Deposit Agreement, the Depositary shall register on its books from time to time transfers of Receipts of a particular series upon any surrender thereof by the holder in person or by duly authorized attorney, properly endorsed or accompanied by a properly executed instrument of transfer. Thereupon, the Depositary shall execute a new Receipt or Receipts evidencing the same aggregate number of Depositary Shares of such series as those evidenced by the Receipt or Receipts surrendered and deliver such new Receipt or Receipts to or upon the order of the person entitled thereto.
     The Depositary shall not be required (a) to issue, transfer or exchange any Receipts of a particular series for a period beginning at the opening of business fifteen days next preceding any selection of Depositary Shares and Stock of such series to be redeemed and ending at the close of business on the day of the mailing of notice of redemption, or (b) to transfer or exchange for another Receipt of such series any Receipt of a particular series called or being called for redemption in whole or in part except as provided in Section 2.8.
Section 2.4. Split-ups and Combinations of Receipts; Surrender of Receipts and Withdrawal of Stock.
     Upon surrender of a Receipt or Receipts of a particular series at the Depositary’s Office or at such other offices as it may designate for the purpose of effecting a split-up or combination of such Receipt or Receipts, and subject to the terms and conditions of this Deposit Agreement, the Depositary shall execute a new Receipt or Receipts in the authorized denomination or denominations requested, evidencing the aggregate number of Depositary Shares of such series evidenced by the Receipt or Receipts surrendered, and shall deliver such new Receipt or Receipts to or upon the order of the holder of the Receipt or Receipts so surrendered.
     Any holder of a Receipt or Receipts of a particular series may withdraw the number of whole shares of Stock of such series and all money and other property, if any, represented thereby by surrendering such Receipt or Receipts of such series, at the Depositary’s Office or at such other offices as the Depositary may designate for such withdrawals. Thereafter, without unreasonable delay, the Depositary shall deliver to such holder, or to the person or persons designated by such holder as hereinafter provided, the number of whole shares of Stock of such series and all money and other property, if any, represented by the Receipt or Receipts of such series so surrendered for withdrawal, but holders of such whole shares of Stock of such series will not thereafter be entitled to deposit such Stock of such series hereunder or to receive a Receipt evidencing Depositary Shares therefor. If a Receipt of a particular series delivered by the holder to the Depositary in connection with such withdrawal shall evidence a number of Depositary Shares of such series in excess of the number of Depositary Shares representing the number of whole shares of Stock of such series to be so withdrawn, the Depositary shall at the same time, in addition to such number of whole shares of Stock of such series and such money and other property, if any, to be so withdrawn, deliver to such holder, or subject to Section 2.3 upon his order, a new Receipt evidencing such excess number of Depositary Shares of such series.
     In no event will fractional shares of Stock of any series (or any cash payment in lieu thereof) be delivered by the Depositary. Delivery of the Stock of a particular series and money and other property, if any, being withdrawn may be made by the delivery of such certificates, documents of title and other instruments as the Depositary may deem appropriate.
     If the Stock of a particular series and the money and other property, if any, being withdrawn are to be delivered to a person or persons other than the record holder of the related Receipt or Receipts being surrendered for withdrawal of such Stock, such holder shall execute and deliver to the Depositary a written order so directing the Depositary and the Depositary may require that the Receipt or Receipts surrendered by such holder for withdrawal of such shares of Stock be properly endorsed in blank or accompanied by a properly executed instrument of transfer in blank.
     Delivery of the Stock of a particular series and the money and other property, if any, represented by Receipts of such series surrendered for withdrawal shall be made by the Depositary at the Depositary’s Office, except that, at the request, risk and expense of the holder surrendering such Receipt or Receipts of such series and for the account of the holder thereof, such delivery may be made at such other place as may be designated by such holder.
Section 2.5. Limitations on Execution and Delivery, Transfer, Surrender and Exchange of Receipts.
     As a condition precedent to the execution and delivery, registration of transfer, split-up, combination, surrender or exchange of any Receipt of any series, the Depositary, any of the Depositary’s Agents or the Company may require payment to it of a sum sufficient for the payment (or, in the event that the Depositary or the Company shall have made such payment, the reimbursement to it) of any charges or expenses payable by the holder of a Receipt pursuant to Section 5.7, may require the production of evidence satisfactory to it as to the identity and genuineness of any signature and may also require compliance with such regulations, if any, as the Depositary or the Company may establish consistent with the provisions of this Deposit Agreement and/or applicable law.
     The deposit of Stock of a particular series may be refused, the delivery of Receipts against Stock of a particular series may be suspended, the registration of transfer of Receipts of a particular series may be refused and the registration of transfer, surrender or exchange of outstanding Receipts of a particular series may be suspended (i) during any period when the register of stockholders of the Company is closed or (ii) if any such action is deemed necessary or advisable by the Depositary, any of the Depositary’s Agents or the Company at any time or from time to time because of any requirement of law or of any government or governmental body or commission or under any provision of this Deposit Agreement.
Section 2.6. Lost Receipts, etc.
     In case any Receipt shall be mutilated, destroyed, lost or stolen, the Depositary in its discretion may execute and deliver a Receipt of like form and tenor and of the same series in exchange and substitution for such mutilated Receipt, or in lieu of and in substitution for such destroyed, lost or stolen Receipt, upon (i) the filing by the holder thereof with the Depositary of evidence satisfactory to the Depositary of such destruction or loss or theft of such Receipt, of the authenticity thereof and of his or her ownership thereof and (ii) the holder thereof furnishing of the Depositary with reasonable indemnification satisfactory to the Depositary.

Section 2.7. Cancellation and Destruction of Surrendered Receipts.
     All Receipts surrendered to the Depositary or any Depositary’s Agent shall be cancelled by the Depositary. Except as prohibited by applicable law or regulation, the Depositary is authorized and directed to destroy all Receipts so cancelled.

Section 2.8. Redemption of Stock.
     Whenever the Company shall be permitted and shall elect to redeem shares of Stock of a particular series in accordance with the provisions of the Certificate of such series, it shall (unless otherwise agreed to in writing with the Depositary) give or cause to be given to the Depositary, not less than 25 days and not more than 75 days prior to the Redemption Date (as defined below), notice of the date of such proposed redemption of Stock of such series and of the number of such shares of such series held by the Depositary to be so redeemed and the applicable redemption price, which notice shall be accompanied by a certificate from the Company stating that such redemption of Stock of such series is in accordance with the provisions of the Certificate of such series. On the date of such redemption, provided that the Company shall then have paid or caused to be paid in full to the Depositary the redemption price of the Stock of such series to be redeemed, plus an amount equal to any accrued and unpaid dividends thereon to the date fixed for redemption, in accordance with the provisions of the Certificate of such series, the Depositary shall redeem the number of Depositary Shares representing such Stock of such series. The Depositary shall mail notice of the Company’s redemption of Stock of a particular series and the proposed simultaneous redemption of the number of Depositary Shares of such series representing the Stock to be redeemed by first-class mail, postage prepaid, not less than 15 and not more than 60 days prior to the date fixed for redemption of such Stock and Depositary Shares (the “Redemption Date”), to the record holders of the Receipts evidencing the Depositary Shares of such series to be so redeemed at the addresses of such holders as they appear on the records of the Depositary; but neither failure to mail any such notice of redemption of Depositary Shares of such series to one or more such holders of such series nor any defect in any notice of redemption of Depositary Shares to one or more such holders shall affect the sufficiency of the proceedings for redemption as to the other holders. Each such notice shall be prepared by the Company and shall state: (i) the Redemption Date; (ii) the series of Depositary Shares to be redeemed (iii) the number of Depositary Shares to be redeemed and, if less than all the Depositary Shares held by any such holder are to be redeemed, the number of such Depositary Shares held by such holder to be so redeemed; (iv) the redemption price; (v) the place or places where Receipts evidencing such Depositary Shares are to be surrendered for payment of the redemption price; and (vi) that dividends in respect of the Stock represented by such Depositary Shares to be redeemed will cease to accrue on such Redemption Date. In case less than all the outstanding Depositary Shares of such series are to be redeemed, the Depositary Shares to be so redeemed shall be selected by the Depositary by lot or pro rata (as nearly as may be), as determined by the Depositary in its sole discretion to be equitable.

     Notice having been mailed by the Depositary as aforesaid, from and after the Redemption Date (unless the Company shall have failed to provide the funds necessary to redeem the Stock evidenced by the Depositary Shares called for redemption) (i) dividends on the shares of Stock of such series so called for Redemption shall cease to accrue from and after such date, (ii) the Depositary Shares being redeemed from such proceeds shall be deemed no longer to be outstanding, (iii) all rights of the holders of Receipts evidencing such Depositary Shares (except the right to receive the redemption price) shall, to the extent of such Depositary Shares, cease and terminate, and (iv) upon surrender in accordance with such redemption notice of the Receipts evidencing any such Depositary Shares called for redemption (properly endorsed or assigned for transfer, if the Depositary or applicable law shall so require), such Depositary Shares shall be redeemed by the Depositary at a redemption price per Depositary Share equal to one-one thousandth of the redemption price per share of Stock of such series so redeemed plus all money and other property, if any, represented by such Depositary Shares, including all amounts paid by the Company in respect of dividends which on the Redemption Date have accrued on the shares of Stock to be so redeemed and have not therefore been paid.
     If fewer than all of the Depositary Shares of a series evidenced by a Receipt are called for redemption, the Depositary will deliver to the holder of such Receipt upon its surrender to the Depositary, together with the redemption payment, a new Receipt evidencing the Depositary Shares of such series evidenced by such prior Receipt and not called for redemption.
Section 2.9. Receipts Issuable in Global Registered Form.
     If the Company shall determine in a writing delivered to the Depositary that the Receipts of a particular series are to be issued in whole or in part in the form of one or more Global Registered Receipts, then the Depositary shall, in accordance with the other provisions of this Deposit Agreement, execute and deliver one or more Global Registered Receipts evidencing the Receipts of such series, which (i) shall represent, and shall be denominated in an amount equal to the aggregate principal amount of, the Receipts of such series to be represented by such Global Registered Receipt or Receipts, and (ii) shall be registered in the name of the Global Receipt Depository therefor or its nominee.
     Notwithstanding any other provision of this Deposit Agreement to the contrary, unless otherwise provided in the Global Registered Receipt of a particular series, a Global Registered Receipt of a particular series may only be transferred in whole and only by the applicable Global Receipt Depository for such Global Registered Receipt to a nominee of such Global Receipt Depository of such series, or by a nominee of such Global Receipt Depository of such series to such Global Receipt Depository or another nominee of such Global Receipt Depository, or by such Global Receipt Depository of such series or any such nominee to a successor Global Receipt Depository for such Global Registered Receipt selected or approved by the Company or to a nominee of such successor Global Receipt Depository. Except as provided below, owners solely of beneficial interests in a Global Registered Receipt of a particular series shall not be entitled to receive physical delivery of the Receipts of such series represented by such Global Registered Receipt. Neither any such beneficial owner nor any direct or indirect participant of a Global Receipt Depository of any series shall have any rights under this Deposit Agreement with respect to any Global Registered Receipt held on their behalf by a Global Receipt Depository and such Global Receipt Depository may be treated by the Company, the Depositary and any director, officer, employee or agent of the Company or the Depositary as the holder of such Global Registered Receipt of such series for all purposes whatsoever. Unless and until definitive Receipts of a particular series are delivered to the owners of the beneficial interests in a Global Registered Receipt of such series, (1) the applicable Global Receipt Depository for such series will make book-entry transfers among its participants and receive and transmit all payments and distributions in respect of such Global Registered Receipts to such participants, in each case, in accordance with its applicable procedures and arrangements, and (2) whenever any notice, payment or other communication to the holders of Global Registered Receipts of a particular series is required under this Deposit Agreement, the Company and the Depositary shall give all such notices, payments and communications specified herein to be given to such holders to the applicable Global Receipt Depository of such series.
     If an Exchange Event has occurred with respect to any Global Registered Receipt of any particular series, then, in any such event, the Depositary shall, upon receipt of a written order from the Company for the execution and delivery of individual definitive registered Receipts of such series in exchange for such Global Registered Receipt, execute and deliver, individual definitive registered Receipts for such series, in authorized denominations and of like tenor and terms in an aggregate principal amount equal to the principal amount of the Global Registered Receipt for such series in exchange for such Global Registered Receipt.
     Definitive registered Receipts of a series issued in exchange for a Global Registered Receipt pursuant to this Section shall be registered in such names and in such authorized denominations as the Global Receipt Depository for such Global Registered Receipt, pursuant to instructions from its participants, shall instruct the Depositary in writing. The Depositary shall deliver such Receipts to the persons in whose names such Receipts are so registered.
     Notwithstanding anything to the contrary in this Deposit Agreement, should the Company determine that the Receipts of a particular series should be issued as a Global Registered Receipt, the parties hereto shall comply with the terms of the Letter of Representations applicable to the Global Registered Receipt of such series.

ARTICLE III
Certain Obligations of
Holders of Receipts and the Company
Section 3.1. Filing Proofs, Certificates and Other Information.
     Any holder of a Receipt may be required from time to time to file such proof of residence, or other matters or other information, to execute such certificates and to make such representations and warranties as the Depositary or the Company may reasonably deem necessary or proper. The Depositary or the Company may withhold the delivery, or delay the registration of transfer or redemption, of any Receipt or the withdrawal of the Stock of a particular series represented by the Depositary Shares of such series and evidenced by a Receipt with respect to such series or the distribution of any dividend or other distribution or the sale of any rights or of the proceeds thereof until such proof or other information is filed or such certificates are executed or such representations and warranties are made.
Section 3.2. Payment of Taxes or Other Governmental Charges.
     Holders of Receipts shall be obligated to make payments to the Depositary of certain charges and expenses, as provided in Section 5.7. Registration of transfer of any Receipt of a particular series or any withdrawal of Stock of a particular series and all money or other property, if any, represented by the Depositary Shares evidenced by such Receipt may be refused until any such payment due is made, and any dividends, interest payments or other distributions may be withheld or any part of or all the Stock or other property represented by the Depositary Shares evidenced by such Receipt and not theretofore sold may be sold for the account of the holder thereof (after attempting by reasonable means to notify such holder prior to such sale), and such dividends, interest payments or other distributions or the proceeds of any such sale may be applied to any payment of such charges or expenses, the holder of such Receipt remaining liable for any deficiency.
Section 3.3. Warranty as to Stock.
     The Company hereby represents and warrants that the Stock of each series, when issued, will be duly authorized, validly issued, fully paid and nonassessable. Such representation and warranty shall survive the deposit of such Stock and the issuance of the related Receipts.
Section 3.4. Warranty as to Receipts.
     The Company hereby represents and warrants that the Receipts of each series, when issued, will represent legal and valid interests in the Stock of such series. Such representation and warranty shall survive the deposit of such Stock and the issuance of such Receipts.

ARTICLE IV
The Deposited Securities; Notices
Section 4.1. Cash Distributions.
     Whenever the Depositary shall receive any cash dividend or other cash distribution on Stock of a particular series, the Depositary shall, subject to Sections 3.1 and 3.2, distribute to record holders of Receipts of such series on the record date fixed pursuant to Section 4.4 such amounts of such dividend or distribution as are, as nearly as practicable, in proportion to the respective numbers of Depositary Shares evidenced by the Receipts of such series held by such holders; provided, however, that in case the Company or the Depositary shall be required to withhold and shall withhold from any cash dividend or other cash distribution in respect of the Stock of such series an amount on account of taxes, the amount made available for distribution or distributed in respect of Depositary Shares shall be reduced accordingly. The Depositary shall distribute or make available for distribution, as the case may be, only such amount, however, as can be distributed without attributing to any holder of Depositary Shares of a particular series a fraction of one cent, and any balance not so distributable shall be held by the Depositary (without liability for interest thereon) and shall be added to and be treated as part of the next sum received by the Depositary for distribution to record holders of Receipts of such series then outstanding. Each holder of a Receipt shall provide the Depositary with its certified tax identification number on a properly completed Form W-8 or W-9, as may be applicable. Each holder of a Receipt acknowledges that, in the event of non-compliance with the preceding sentence, the Internal Revenue Code of 1986, as amended, may require withholding by the Depositary of a portion of any of the distributions to be made hereunder.
Section 4.2. Distributions Other than Cash, Rights, Preferences or Privileges.
     Whenever the Depositary shall receive any distribution other than cash, rights, preferences or privileges upon Stock of a particular series, the Depositary shall, subject to Sections 3.1 and 3.2, distribute to record holders of Receipts of such series on the record date fixed pursuant to Section 4.4 such amounts of the securities or property received by it as are, as nearly as practicable, in proportion to the respective numbers of Depositary Shares evidenced by such Receipts held by such holders, in any manner that the Depositary may deem equitable and practicable for accomplishing such distribution. If in the opinion of the Depositary such distribution cannot be made proportionately among such record holders, or if for any other reason (including any requirement that the Company or the Depositary withhold an amount on account of taxes) the Depositary deems, after consultation with the Company, such distribution not to be feasible, the Depositary may, with the approval of the Company, adopt such method as it deems equitable and practicable for the purpose of effecting such distribution, including the sale (at public or private sale) of the securities or property thus received, or any part thereof, in a commercially reasonable manner. The net proceeds of any such sale shall, subject to

Sections 3.1 and 3.2, be distributed or made available for distribution, as the case may be, by the Depositary to record holders of Receipts of such series as provided by Section 4.1 in the case of a distribution received in cash. The Company shall not make any distribution of such securities or property to the Depositary and the Depositary shall not make any distribution of such securities or property to the holders of Receipts of such series unless the Company shall have provided an opinion of counsel stating that such securities or property have been registered under the Securities Act or do not need to be registered in connection with such distributions.
Section 4.3. Subscription Rights, Preferences or Privileges.
     If the Company shall at any time offer or cause to be offered to the persons in whose names Stock of a particular series is recorded on the books of the Company any rights, preferences or privileges to subscribe for or to purchase any securities or any rights, preferences or privileges of any other nature, such rights, preferences or privileges shall in each such instance be made available by the Depositary to the record holders of Receipts of such series in such manner as the Depositary may determine, either by the issue to such record holders of warrants representing such rights, preferences or privileges or by such other method as may be approved by the Depositary in its discretion with the approval of the Company; provided, however, that (i) if at the time of issue or offer of any such rights, preferences or privileges the Depositary determines that it is not lawful or (after consultation with the Company) not feasible to make such rights, preferences or privileges available to holders of Receipts of such series by the issue of warrants or otherwise, or (ii) if and to the extent so instructed by holders of Receipts of such series who do not desire to exercise such rights, preferences or privileges, then the Depositary, in its discretion (with approval of the Company, in any case where the Depositary has determined that it is not feasible to make such rights, preferences or privileges available), may, if applicable laws or the terms of such rights, preferences or privileges permit such transfer, sell such rights, preferences or privileges at public or private sale, at such place or places and upon such terms as it may deem proper. The net proceeds of any such sale shall, subject to Sections 3.1 and 3.2, be distributed by the Depositary to the record holders of Receipts entitled thereto as provided by Section 4.1 in the case of a distribution received in cash.
     The Company shall notify the Depositary whether registration under the Securities Act of the securities to which any rights, preferences or privileges relate is required in order for holders of Receipts of a particular series to be offered or sold the securities to which such rights, preferences or privileges relate, and the Company agrees with the Depositary that it will file promptly a registration statement pursuant to such Act with respect to such rights, preferences or privileges and securities and use its best efforts and take all steps available to it to cause such registration statement to become effective sufficiently in advance of the expiration of such rights, preferences or privileges to enable such holders to exercise such rights, preferences or privileges. In no event shall the Depositary make available to the holders of Receipts of such series any right, preference or privilege to subscribe for or to purchase any securities unless and until such registration statement shall have become effective, or the Company shall have provided to the Depositary an opinion of counsel to the effect that the offering and sale of such securities to such holders are exempt from registration under the provisions of the Securities Act.
     The Company shall notify the Depositary whether any other action under the laws of any jurisdiction or any governmental or administrative authorization, consent or permit is required in order for such rights, preferences or privileges to be made available to holders of Receipts of a particular series, and the Company agrees with the Depositary that the Company will use its reasonable best efforts to take such action or obtain such authorization, consent or permit sufficiently in advance of the expiration of such rights, preferences or privileges to enable such holders to exercise such rights, preferences or privileges.
Section 4.4. Notice of Dividends, etc.; Fixing Record Date for Holders of Receipts.
     Whenever any cash dividend or other cash distribution shall become payable or any distribution other than cash shall be made, or if rights, preferences or privileges shall at any time be offered, with respect to Stock of a particular series, or whenever the Depositary shall receive notice of any meeting at which holders of Stock of a particular series are entitled to vote or of which holders of Stock of such series are entitled to notice, or whenever the Depositary and the Company shall decide it is appropriate, the Depositary shall in each such instance fix a record date (which shall be the same date as the record date fixed by the Company with respect to or otherwise in accordance with the terms of the Stock of such series) for the determination of the holders of Receipts of such series who shall be entitled to receive such dividend, distribution, rights, preferences or privileges or the net proceeds of the sale thereof, or to give instructions for the exercise of voting rights at any such meeting, or who shall be entitled to notice of such meeting or for any other appropriate reasons.
Section 4.5. Voting Rights.
     Upon receipt of notice of any meeting at which the holders of Stock of a particular series are entitled to vote, the Depositary shall, as soon as practicable thereafter, mail to the record holders of Receipts of such series a notice prepared by the Company which shall contain (i) such information as is contained in such notice of meeting and (ii) a statement that the holders may, subject to any applicable restrictions, instruct the Depositary as to the exercise of the voting rights pertaining to the amount of Stock of such series represented by their respective Depositary Shares (including an express indication that instructions may be given to the Depositary to give a discretionary proxy to a person designated by the Company) and a brief statement as to the manner in which such instructions may be given. Upon the written request of the holders of Receipts of such series on the relevant record date, the Depositary shall endeavor insofar as practicable to vote or cause to be voted, in accordance with the instructions set forth in such requests, the maximum number of whole shares of Stock of such series represented by the Depositary Shares evidenced by all Receipts of such series as to which any particular voting instructions are received. The Company hereby agrees to take all reasonable action which may be deemed necessary by the Depositary in order to enable the Depositary to vote such Stock or cause such Stock to be voted. In the absence of specific instructions from the holder of a Receipt of such series, the Depositary will not vote (but, at its discretion, may appear at any meeting with respect to such Stock unless directed to the contrary by the holders of all such Receipts of such series) to the extent of the Stock of such series represented by the Depositary Shares evidenced by such Receipt.
Section 4.6. Changes Affecting Deposited Securities and Reclassifications, Recapitalizations, etc.
     Upon any change in par or stated value, split-up, combination or any other reclassification of the Stock of a particular series, or upon any recapitalization, reorganization, merger or consolidation affecting the Company or to which it is a party, the Depositary may in its discretion with the approval of, and shall upon the instructions of, the Company, and (in either case) in such manner as the Depositary may deem equitable, (i) make such adjustments as are certified by the Company in the fraction of an interest represented by one Depositary Share in one share of such Stock as may be necessary fully to reflect the effects of such change in par or stated value, split-up, combination or other reclassification of such Stock, or of such recapitalization, reorganization, merger or consolidation and (ii) treat any securities which shall be received by the Depositary in exchange for or upon conversion of or in respect of such Stock as new deposited securities so received in exchange for or upon conversion or in respect of such Stock. In any such case the Depositary may in its discretion, with the approval of the Company, execute and deliver additional Receipts with respect to such series or may call for the surrender of all outstanding Receipts of such series to be exchanged for new Receipts specifically describing such new deposited securities. Anything to the contrary herein notwithstanding, holders of such Receipts shall have the right from and after the effective date of any such change in par or stated value, split-up, combination or other reclassification of the Stock of such series or any such recapitalization, reorganization, merger or consolidation to surrender such Receipts to the Depositary with instructions to convert, exchange or surrender the Stock represented thereby only into or for, as the case may be, the kind and amount of shares of stock and other securities and property and cash into which the Stock represented by such Receipts might have been converted or for which such Stock might have been exchanged or surrendered immediately prior to the effective date of such transaction.
Section 4.7. Delivery of Reports.
     The Depositary shall furnish to holders of Receipts of any particular series any reports and communications received from the Company which are received by the Depositary and which the Company is required to furnish to the holders of the Stock of such series.

Section 4.8. Lists of Receipt Holders.
     Reasonably promptly upon request from time to time by the Company, at the sole expense of the Company, the Depositary shall furnish to it a list, as of the most recent practicable date, of the names, addresses and holdings of Depositary Shares of all registered holders of Receipts of any particular series.
ARTICLE V
The Depositary, the Depositary’s
Agents, the Registrar and the Company
Section 5.1. Maintenance of Offices, Agencies and Transfer Books by the Depositary; Registrar.
     Upon execution of this Deposit Agreement, the Depositary shall maintain at the Depositary’s Office, facilities for the execution and delivery, registration and registration of transfer, surrender and exchange of Receipts of each series, and at the offices of the Depositary’s Agents, if any, facilities for the delivery, registration of transfer, surrender and exchange of Receipts of each series, all in accordance with the provisions of this Deposit Agreement.
     The Depositary shall keep books at the Depositary’s Office for the registration and registration of transfer of Receipts of each series, which books at all reasonable times shall be open for inspection by the record holders of Receipts of such series; provided that any such holder requesting to exercise such right shall certify to the Depositary that such inspection shall be for a proper purpose reasonably related to such person’s interest as an owner of Depositary Shares evidenced by the Receipts of such series.
     The Depositary may close such books, at any time or from time to time, when deemed expedient by it in connection with the performance of its duties hereunder.
     The Depositary may, with the approval of the Company, appoint a Registrar for registration of the Receipts of a particular series or the Depositary Shares evidenced thereby. If the Receipts of a particular series or the Depositary Shares evidenced thereby or the Stock of such series represented by such Depositary Shares shall be listed on one or more national stock exchanges, the Depositary will appoint a Registrar (acceptable to the Company) for registration of such Receipts or Depositary Shares in accordance with any requirements of such exchange. Such Registrar (which may be the Depositary if so permitted by the requirements of any such exchange) may be removed and a substitute registrar appointed by the Depositary upon the request or with the approval of the Company. If such Receipts, such Depositary Shares or such Stock are listed on one or more other stock exchanges, the Depositary will, at the request of the Company, arrange such facilities for the delivery, registration, registration of transfer, surrender and exchange of such Receipts, such Depositary Shares or such Stock as may be required by law or applicable stock exchange regulation.

Section 5.2. Prevention of or Delay in Performance by the Depositary, the Depositary’s Agents, the Registrar or the Company.
     Neither the Depositary nor any Depositary’s Agent nor any Registrar nor the Company shall incur any liability to any holder of any Receipt if by reason of any provision of any present or future law, or regulation thereunder, of the United States of America or of any other governmental authority or, in the case of the Depositary, the Depositary’s Agent or the Registrar, by reason of any provision, present or future, of the Company’s Restated Certificate of Incorporation (including any particular Certificate) or by reason of any act of God or war or other circumstance beyond the control of the relevant party, the Depositary, the Depositary’s Agent, the Registrar or the Company shall be prevented or forbidden from, or subjected to any penalty on account of, doing or performing any act or thing which the terms of this Deposit Agreement provide shall be done or performed; nor shall the Depositary, any Depositary’s Agent, any Registrar or the Company incur liability to any holder of a Receipt (i) by reason of any nonperformance or delay, caused as aforesaid, in the performance of any act or thing which the terms of this Deposit Agreement shall provide shall or may be done or performed, or (ii) by reason of any exercise of, or failure to exercise, any discretion provided for in this Deposit Agreement except as otherwise explicitly set forth in this Deposit Agreement.
Section 5.3. Obligations of the Depositary, the Depositary’s Agents, the Registrar and the Company.
     Neither the Depositary nor any Depositary’s Agent nor any Registrar nor the Company assumes any obligation or shall be subject to any liability under this Deposit Agreement to holders of Receipts other than for its negligence, willful misconduct or bad faith. Notwithstanding anything in this Agreement to the contrary, neither the Depositary, nor the Depositary’s Agent nor any Registrar nor the Company shall be liable in any event for special, punitive, incidental, indirect or consequential losses or damages of any kind whatsoever (including but not limited to lost profits).
     Neither the Depositary nor any Depositary’s Agent nor any Registrar nor the Company shall be under, any obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of the Stock of any particular series, the Depositary Shares of such series or the Receipts of such series which in its opinion may involve it in expense or liability unless indemnity satisfactory to it against all expense and liability be furnished as often as may be required.
     Neither the Depositary nor any Depositary’s Agent nor any Registrar nor the Company shall be liable for any action or any failure to act by it in reliance upon the written advice of legal counsel or accountants, or information from any person presenting Stock of any particular series for deposit, any holder of a Receipt of a particular series or any other person believed by it in good faith to be competent to give such information. The Depositary, any Depositary’s Agent, any Registrar and the Company may each rely and shall each be protected in acting upon or omitting to act upon any written notice, request, direction or other document believed by it to be genuine and to have been signed or presented by the proper party or parties.
     The Depositary shall not be responsible for any failure to carry out any instruction to vote any of the shares of stock or for the manner or effect of any such vote made, as long as any such action or non-action is not taken in bad faith. The Depositary undertakes, and any Registrar shall be required to undertake, to perform such duties and only such duties as are specifically set forth in this Agreement, and no implied covenants or obligations shall be read into this Agreement against the Depositary or any Registrar.
     The Depositary, the Depositary’s Agents, and any Registrar may own and deal in any class of securities of the Company and its affiliates and in Receipts of any series. The Depositary may also act as transfer agent or registrar of any of the securities of the Company and its affiliates.
     The Depositary shall not be under any liability for interest on any monies at any time received by it pursuant to any of the provisions of this Agreement or of the Receipts of any series, the Depositary Shares of any series or the Stock of any series nor shall it be obligated to segregate such monies from other monies held by it, except as required by law. The Depositary shall not be responsible for advancing funds on behalf of the Company and shall have no duty or obligation to make any payments if it has not timely received sufficient funds to make timely payments.
     In the event the Depositary believes any ambiguity or uncertainty exists hereunder or in any notice, instruction, direction, request or other communication, paper or document received by the Depositary hereunder, or in the administration of any of the provisions of this Agreement, the Depositary shall deem it necessary or desirable that a matter be proved or established prior to taking, omitting or suffering to take any action hereunder, the Depositary may, in its sole discretion upon written notice to the Company, refrain from taking any action and shall be fully protected and shall not be liable in any way to the Company, any holders of Receipts of any series or any other person or entity for refraining from taking such action, unless the Depositary receives written instructions or a certificate signed by the Company which eliminates such ambiguity or uncertainty to the satisfaction of the Depositary or which proves or establishes the applicable matter to the satisfaction of the Depositary.
Section 5.4. Resignation and Removal of the Depositary; Appointment of Successor Depositary.
     The Depositary may at any time resign as Depositary hereunder by delivering notice of its election to do so to the Company, such resignation to take effect upon the appointment of a successor Depositary and its acceptance of such appointment as hereinafter provided.
     The Depositary may at any time be removed by the Company by notice of such removal delivered to the Depositary, such removal to take effect upon the appointment of a successor depositary hereunder and its acceptance of such appointment as hereinafter provided.
     In case at any time the Depositary acting hereunder shall resign or be removed, the Company shall, within 60 days after the delivery of the notice of resignation or removal, as the case may be, appoint a successor Depositary, which shall be a bank or trust company having its principal office in the United States of America and having a combined capital and surplus of at least $50,000,000. If no successor Depositary shall have been so appointed and have accepted appointment within 60 days after delivery of such notice, the resigning or removed Depositary may petition any court of competent jurisdiction for the appointment of a successor Depositary. Every successor Depositary shall execute and deliver to its predecessor and to the Company an instrument in writing accepting its appointment hereunder, and thereupon such successor Depositary, without any further act or deed, shall become fully vested with all the rights, powers, duties and obligations of its predecessor and for all purposes shall be the Depositary under this Deposit Agreement, and such predecessor, upon payment of all sums due it and on the written request of the Company, shall promptly execute and deliver an instrument transferring to such successor all rights and powers of such predecessor hereunder, shall duly assign, transfer and deliver all right, title and interest in the Stock of each series and any moneys or property held hereunder to such successor, and shall deliver to such successor a list of the record holders of all outstanding Receipts of each series and such records, books and other information in its possession relating thereto. Any successor Depositary shall promptly mail notice of its appointment to the record holders of Receipts of each series.
     Any entity into or with which the Depositary may be merged, consolidated or converted shall be the successor of such Depositary without the execution or filing of any document or any further act, and notice thereof shall not be required hereunder. Such successor Depositary may authenticate the Receipts of any series in the name of the predecessor Depositary or in the name of the successor Depositary.
Section 5.5. Corporate Notices and Reports.
     The Company agrees that it will deliver to the Depositary, and the Depositary will, promptly after receipt thereof, transmit to the record holders of Receipts of each series, in each case at the addresses recorded in the Depositary’s books, copies of all notices and reports (including without limitation financial statements) required by law, by the rules of any national securities exchange upon which the Stock of such series, the related Depositary Shares or the Receipts of such series are listed or by the Company’s Restated Certificate of Incorporation (including each Certificate), to be furnished to the record holders of Receipts of any particular series. Such transmission will be at the Company’s expense and the Company will provide the Depositary with such number of copies of such documents as the Depositary may reasonably request. In addition, the Depositary will transmit to the record holders of Receipts of any particular series at the Company’s expense such other documents as may be requested by the Company.

Section 5.6. Indemnification by the Company.
     Notwithstanding Section 5.3 to the contrary, the Company shall indemnify the Depositary, any Depositary’s Agent and any Registrar (including each of their officers, directors, agents and employees) against, and hold each of them harmless from, any loss, damage, cost, penalty, liability or expense (including the reasonable costs and expenses of defending itself) which may arise out of acts performed, suffered or omitted to be taken in connection with this Agreement and the Receipts of each series by the Depositary, any Registrar or any of their respective agents (including any Depositary’s Agent) and any transactions or documents contemplated hereby, except for any liability arising out of negligence, willful misconduct or bad faith on the respective parts of any such person or persons. The obligations of the Company set forth in this Section 5.6 shall survive any succession of any Depositary, Registrar or Depositary’s Agent.
Section 5.7. Fees, Charges and Expenses.
     The Company agrees promptly to pay the Depositary the compensation to be agreed upon with the Company for all services rendered by the Depositary hereunder and to reimburse the Depositary for its reasonable out-of-pocket expenses (including reasonable counsel fees and expenses) incurred by the Depositary without negligence, willful misconduct or bad faith on its part in connection with the services rendered by it hereunder. The Company shall pay all charges of the Depositary in connection with the initial deposit of the Stock of each series and the initial issuance of the Depositary Shares relating to such Stock, all withdrawals of shares of such Stock by owners of related Depositary Shares, and any redemption or exchange of such Stock at the option of the Company. The Company shall pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. All other transfer and other taxes and governmental charges shall be at the expense of holders of Depositary Shares evidenced by Receipts. If, at the request of a holder of Receipts, the Depositary incurs charges or expenses for which the Company is not otherwise liable hereunder, such holder will be liable for such charges and expenses; provided, however, that the Depositary may, at its sole option, require a holder of a Receipt to prepay the Depositary any charge or expense the Depositary has been asked to incur at the request of such holder of Receipts. The Depositary shall present its statement for charges and expenses to the Company at such intervals as the Company and the Depositary may agree.
ARTICLE VI
Amendment and Termination
Section 6.1. Amendment.
     The form of the Receipts of any particular series and any provisions of this Deposit Agreement may at any time and from time to time be amended by agreement between the Company and the Depositary in any respect which they may deem necessary or desirable; provided, however, that no such amendment which shall materially and adversely alter the rights of the holders of Receipts of a particular series shall be effective against the holders of Receipts of such series unless such amendment shall have been approved by the holders of at least a majority (or, in the case of amendments relating to or affecting rights to receive dividends or distributions or voting or redemption rights, two-thirds of the holders) of the Depositary Shares of such series then outstanding. Every holder of an outstanding Receipt of such series at the time any such amendment becomes effective shall be deemed, by continuing to hold such Receipt of such series, to consent and agree to such amendment and to be bound by the Depositary Agreement as amended thereby. In no event shall any amendment impair the right, subject to the provisions of Sections 2.5 and 2.6 and Article III, of any owner of Depositary Shares of a particular series to surrender any Receipt evidencing such Depositary Shares to the Depositary with instructions to deliver to the holder the Stock of such series and all money and other property, if any, represented thereby, except in order to comply with mandatory provisions of applicable law or the rules and regulations of any governmental body, agency or commission, or applicable stock exchange.
Section 6.2. Termination.
     This Agreement may be terminated by the Company at any time upon not less than 60 days prior written notice to the Depositary, in which case, at least 30 days prior to the date fixed in such notice for such termination, the Depositary will mail notice of such termination to the record holders of all Receipts then outstanding.
     If any Receipts of any series shall remain outstanding after the date of termination of this Deposit Agreement, the Depositary thereafter shall discontinue the transfer of Receipts of all such series, shall suspend the distribution of dividends to the holders thereof and shall not give any further notices (other than notice of such termination) or perform any further acts under this Deposit Agreement, except that the Depositary shall continue to collect dividends and other distributions pertaining to Stock of each such series, shall sell rights, preferences or privileges as provided in this Deposit Agreement and shall continue to deliver the Stock of each such series and any money and other property, if any, represented by Receipts of each such series upon surrender thereof by the holders thereof. At any time after the expiration of two years from the date of termination, the Depositary may sell Stock of each such series then held hereunder at public or private sale, at such places and upon such terms as it deems proper and may thereafter hold the net proceeds of any such sale, together with any money and other property held by it hereunder, without liability for interest, for the benefit, pro rata in accordance with their holdings, of the holders of Receipts of each such series that have not theretofore been surrendered. After making such sale, the Depositary shall be discharged from all obligations under this Deposit Agreement except to account for such net proceeds and money and other property.
     This Agreement may be terminated by the Company or the Depositary only if (i) all outstanding Depositary Shares of each series issued hereunder have been redeemed pursuant to Section 2.8, (ii) there shall have been made a final distribution in respect of the Stock of each such series in connection with any liquidation, dissolution or winding up of the Company and such distribution shall have been distributed to the holders of Depositary Shares of each such series pursuant to Section 4.1 or 4.2, as applicable or (iii) upon the consent of holders of Depositary Receipts representing not less than two-thirds of the Depositary Shares of each series outstanding.
     Upon the termination of this Deposit Agreement, the Company shall be discharged from all obligations under this Deposit Agreement except for its obligations to the Depositary, any Depositary’s Agent and any Registrar under Sections 5.6 and 5.7.
ARTICLE VII
Miscellaneous
Section 7.1. Counterparts.
     This Deposit Agreement may be executed in any number of counterparts, and by each of the parties hereto on separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed an original, but all such counterparts taken together shall constitute one and the same instrument.
Section 7.2. Exclusive Benefit of Parties.
     This Deposit Agreement is for the exclusive benefit of the parties hereto, and their respective successors hereunder, and shall not be deemed to give any legal or equitable right, remedy or claim to any other person whatsoever.
Section 7.3. Invalidity of Provisions.
     In case any one or more of the provisions contained in this Deposit Agreement or in the Receipts should be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein or therein shall in no way be affected, prejudiced or disturbed thereby.
Section 7.4. Notices.
     Any and all notices to be given to the Company hereunder or under the Receipts shall be in writing and shall be deemed to have been duly given if personally delivered or sent by mail, or by telegram or facsimile transmission confirmed by letter, addressed to the Company at

     The Goldman Sachs Group, Inc.
     85 Broad Street
     New York, New York 10004
     Attention: Treasury Department
     Facsimile No.: (212) 902-3325

or at any other addresses of which the Company shall have notified the Depositary in writing.
     Any and all notices to be given to the Depositary hereunder or under the Receipts shall be in writing and shall be deemed to have been duly given if personally delivered or sent by mail, or by facsimile transmission confirmed by letter, addressed to the Depositary at the Depositary’s Office at

     JPMorgan Chase Bank, N.A.
     4 New York Plaza, 15th Floor
     New York, New York 10004
     Attention: Institutional Trust Services
     Facsimile No.: (212) 623-6274
or at any other address of which the Depositary shall have notified the Company in writing.
     Any and all notices to be given to any record holder of a Receipt hereunder or under the Receipts shall be in writing and shall be deemed to have been duly given if personally delivered or sent by mail or facsimile transmission confirmed by letter, addressed to such record holder at the address of such record holder as it appears on the books of the Depositary, or if such holder shall have timely filed with the Depositary a written request that notices intended for such holder be mailed to some other address, at the address designated in such request.
     Delivery of a notice sent by mail or by facsimile transmission shall be deemed to be effected at the time when a duly addressed letter containing the same (or a confirmation thereof in the case of a facsimile transmission) is deposited, postage prepaid, in a post office letter box. The Depositary or the Company may, however, act upon any facsimile transmission received by it from the other or from any holder of a Receipt, notwithstanding that such facsimile transmission shall not subsequently be confirmed by letter or as aforesaid.
Section 7.5. Depositary’s Agents.
     The Depositary may from time to time appoint Depositary’s Agents to act in any respect for the Depositary for the purposes of this Deposit Agreement and may at any time appoint additional Depositary’s Agents and vary or terminate the appointment of such Depositary’s Agents. The Depositary will promptly notify the Company of any such action.
Section 7.6. Appointment of Registrar and Transfer Agent in Respect of the Receipts.
     Unless otherwise set forth on the Officer’s Certificate delivered pursuant to Section 2.2 hereof, the Company hereby appoints the Depositary as Registrar and

Transfer Agent in respect of the Receipts of each series issued hereunder and the Depositary hereby accepts such appointments.
Section 7.7. Appointment of Transfer Agent, Registrar, Dividend Disbursing Agent and Redemption Agent in Respect of the Stock.
     Unless otherwise set forth on the Officer’s Certificate delivered pursuant to Section 2.2 hereof the Company hereby appoints JPMorgan Chase Bank, N.A. as transfer agent, registrar, dividend disbursing agent and redemption agent in respect of the Stock of each series deposited with the Depositary hereunder, and JPMorgan Chase Bank, N.A. hereby accepts such appointments. With respect to the appointments of JPMorgan Chase Bank, N.A. as transfer agent, registrar, dividend disbursing agent and redemption agent in respect of the Stock of each such series, each of the Company and JPMorgan Chase Bank, N.A., in their respective capacities under such appointments, shall be entitled to the same rights, indemnities, immunities and benefits as the Company and Depositary hereunder, respectively, as if explicitly named in each such provision.
Section 7.8. Appointment of Calculation Agent.
     The Officer’s Certificate referred to in Section 2.2 hereof shall set forth the name of the calculation agent, if any, with respect to calculating the amount of dividends to be paid with respect to the Stock of any particular series, and if the Officer’s Certificate names JPMorgan Chase Bank, N.A. as calculation agent, it shall be deemed to be appointed as calculation agent for such series only if JPMorgan Chase Bank, N.A. has accepted such appointment in writing as agreed between JPMorgan Chase Bank, N.A. and the Company. If JPMorgan Chase Bank, N.A. is appointed as such calculation agent, each of the Company and such calculation agent, in their respective capacities under such appointment, shall be entitled to the same rights, indemnities, immunities and benefits as the Company and Depositary hereunder, respectively, as if explicitly named in each such provision. Also, if JPMorgan Chase Bank, N.A. is appointed as such calculation agent, it shall be entitled to receive a description of the calculations required under the Stock of the particular series for which it is appointed calculation agent and the categories of information under which it is entitled to seek guidance from the Company. In furtherance thereof, such calculation agent may seek guidance from the Company with one day notice in making any determinations thereunder.
Section 7.9. Holders of Receipts Are Parties.
     The holders of Receipts of each series from time to time shall be parties to this Deposit Agreement and shall be bound by all of the terms and conditions hereof and of the Receipts of such series and of the Officer’s Certificate relating to such series by acceptance of delivery thereof.

Section 7.10. Governing Law.
     This Deposit Agreement and the Receipts of each series and all rights hereunder and thereunder and provisions hereof and thereof shall be governed by, and construed in accordance with, the laws of the State of New York without giving effect to applicable conflicts of law principles.
Section 7.11. Inspection of Deposit Agreement.
     Copies of this Deposit Agreement shall be filed with the Depositary and the Depositary’s Agents and shall be open to inspection during business hours at the Depositary’s Office and the respective offices of the Depositary’s Agents, if any, by any holder of a Receipt.
Section 7.12. Headings.
     The headings of articles and sections in this Deposit Agreement and in the form of the Receipt set forth in Exhibit A hereto have been inserted for convenience only and are not to be regarded as a part of this Deposit Agreement or the Receipts or to have any bearing upon the meaning or interpretation of any provision contained herein or in the Receipts.
     IN WITNESS WHEREOF, the Company and the Depositary have duly executed this Agreement as of the day and year first above set forth, and all holders of Receipts shall become parties hereto by and upon acceptance by them of delivery of Receipts issued in accordance with the terms hereof.

THE GOLDMAN SACHS GROUP, INC.

		By:	/s/ Elizabeth E. Beshel
Name: Elizabeth E. Beshel
Title: Treasurer

JPMORGAN CHASE BANK, N.A.

Attested by	/s/ Enrico Reyes	by	/s/ Joseph G. Powell
	Vice President		Assistant Treasurer

EXHIBIT A
[FORM OF FACE OF RECEIPT]
DEPOSITARY SHARES
DR
DEPOSITARY RECEIPT FOR DEPOSITARY SHARES, EACH
REPRESENTING _______________ OF ONE SHARE OF ______________________
_________________________________________________________,
OF
THE GOLDMAN SACHS GROUP, INC.
INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE
CUSIP _______________
SEE REVERSE FOR CERTAIN DEFINITIONS
     JPMORGAN CHASE BANK, N.A., as Depositary (the “Depositary”), hereby certifies that Cede & Co. is the registered owner of            DEPOSITARY SHARES (“Depositary Shares”), each Depositary Share representing ___of one share of ___, liquidation preference $________ per share, par value $________ per share (the “Stock”), of The Goldman Sachs Group, Inc., a Delaware corporation (the “Corporation”), on deposit with the Depositary, subject to the terms and entitled to the benefits of the Deposit Agreement dated as of October 21, 2005 (the “Deposit Agreement”), among the Corporation, the Depositary and the holders from time to time of the Depositary Receipts. By accepting this Depositary Receipt, the holder hereof becomes a party to and agrees to be bound by all the terms and conditions of the Deposit Agreement. This Depositary Receipt shall not be valid or obligatory for any purpose or entitled to any benefits under the Deposit Agreement unless it shall have been executed by the Depositary by the manual signature of a duly authorized officer or, if executed in facsimile by the Depositary, countersigned by a Registrar in respect of the Depositary Receipts by the manual signature of a duly authorized officer thereof.
     This Depositary Receipt is transferable in New York, New York.

Dated:

JPMORGAN CHASE BANK, N.A., Depositary

By:

Authorized Officer

[FORM OF REVERSE OF RECEIPT]
THE GOLDMAN SACHS GROUP, INC.
     THE GOLDMAN SACHS GROUP, INC. WILL FURNISH WITHOUT CHARGE TO EACH RECEIPTHOLDER WHO SO REQUESTS A COPY OF THE DEPOSIT AGREEMENT AND A COPY OR SUMMARY OF THE CERTIFICATE OF DESIGNATIONS OF THE ___PREFERRED STOCK, SERIES ___, OF THE GOLDMAN SACHS GROUP, INC. ANY SUCH REQUEST IS TO BE ADDRESSED TO THE DEPOSITARY NAMED ON THE FACE OF THIS RECEIPT.

     The Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof of the Corporation, and the qualifications, limitations or restrictions of such preferences and/or rights. Such request may be made to the Corporation or to the Transfer Agent.
EXPLANATION OF ABBREVIATIONS
     The following abbreviations when used in the form of ownership on the face of this certificate shall be construed as though they were written out in full according to applicable laws or regulations. Abbreviations in addition to those appearing below may be used.

Abbreviation	Equivalent Phrase	Abbreviation	Equivalent Phrase
JT TEN	As joint tenants, with right of survivorship and not as tenants in common	TEN BY ENT	As tenants by the entireties

TEN IN COM	As tenants in common	UNIF GIFT MIN ACT	Uniform Gifts to Minors Act

Abbreviation	Equivalent Word	Abbreviation	Equivalent Word	Abbreviation	Equivalent Word
ADM	Administrator(s),		Executor(s),
	Administratrix	EX	Executrix	PAR	Paragraph

AGMT	Agreement	FBO	For the benefit of	PL	Public Law

ART	Article	FDN	Foundation	TR	(As) trustee(s), for, of

CH	Chapter	GDN	Guardian(s)	U	Under

CUST	Custodian for	GDNSHP	Guardianship	UA	Under agreement

DEC	Declaration	MIN	Minor(s)	UW	Under will of, Of will of, Under last will & testament

EST	Estate, of Estate of

     For value received, ___hereby sell(s), assign(s) and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE OF ASSIGNEE
Depositary Shares represented by the within Receipt, and do(es) hereby irrevocably constitute and appoint ___Attorney to transfer the said Depositary Shares on the books of the within named Depositary with full power of substitution in the premises.

Dated:

NOTICE: The signature to the assignment must correspond with the name as written upon the face of this Receipt in every particular, without alteration or enlargement or any change whatsoever.
SIGNATURE GUARANTEED
NOTICE: The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations, and credit unions with membership in an approved signature guarantee medallion program), pursuant to Rule 17Ad-15 under the Securities Exchange Act of 1934.

EXHIBIT B
FORM OF OFFICER’S CERTIFICATE
      I, ______, [title]_______ of The Goldman Sachs Group, Inc. (the “Company”), hereby certify that pursuant to the terms of a Certificate of Designations filed with the Secretary of State of the State of Delaware on ___ (the “Certificate of Designations”), and pursuant to resolutions adopted by the Board of Directors or a duly authorized committee thereof on ___, the Company has established a series of Stock which the Company desires to deposit with the Depositary for the purposes of being subject to the terms and conditions of the Deposit Agreement, dated as of October 21, 2005, by and among the Company, JPMorgan Chase Bank, N.A. and the holders of Receipts issued thereunder from time to time (the “Deposit Agreement”). In connection therewith, the Board of Directors or a duly authorized committee thereof has authorized the terms and conditions with respect to such series of Stock as described in the Certificate of Designations attached as Annex A hereto. Any terms of the Stock that are not so described in the Certificate of Designations and any terms of the Receipts representing such Stock that are not described in the Deposit Agreement are described below:
Aggregate Number of shares of Stock issued on the day hereof:
CUSIP Number for Receipt:
Denomination of Depositary Share per
share of Stock (if different than
1/1000th of a share of Stock):
Redemption Provisions (if different
than as set forth in the Deposit
Agreement):
Global Registered Receipts:                                                                      [Yes/No]
Name of Global Receipt Depositary:
Name of Registrar and Transfer Agent
with Respect to the Receipts (if
other than JPMorgan Chase Bank,
N.A.):
Name of Registrar, Transfer Agent,
Dividend Disbursing Agent, and
Redemption Agent with Respect to the
Stock (if other than JPMorgan Chase
Bank, N.A.):
Name of Calculation Agent, if any:
Special terms and conditions:

B-1

Closing date:
     [Pursuant to the terms of the Deposit Agreement, the Company hereby appoints JPMorgan Chase Bank, N.A. as calculation agent (the “Calculation Agent”) for the particular series of Stock described in the Certificate of Designations attached hereto.]
     All capitalized terms used but not defined herein shall have such meaning as ascribed thereto in the Deposit Agreement.
     This certificate is dated ___.

Name:
Title:
[Agreed and Accepted by JPMorgan Chase Bank, N.A., as Calculation Agent

Name:
Title:]

B-2